SEWELL AND COMPANY, PA                                             Exhibit 16.0
CERTIFIED PUBLIC ACCOUNTANTS



March 14, 2001



Office of the Chief Accountant
SECPS Letter File
Mail Stop 1103 Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.   20549

This is to confirm that the client-auditor relationship between Safe Technologies International, Inc. (Commission File No. 000-177746) and Sewell and Company, PA has ceased, and that during the past two fiscal years and until the date our relationship with Safe Technologies International, Inc. ceased, there were no material disagreements with Safe Technologies International, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures.

Very truly yours,

/s/ Thomas E. Sewell, CPA

Thomas E. Sewell, CPA
SEWELL AND COMPANY, PA

TES/dl

CC:      Mr. Michael J. Posner
         President
         Safe Technologies International, Inc.
         249 Peruvian Avenue, Suite F2
         Palm Beach, FL   33480


              7705 Davie Road Extension - Hollywood, Florida 33024
           (954) 432-3100 - Dade (305) 620-0616 - Fax (954) 436-6898


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   Member of the American Institute of Certified Public Accountants Division
      for SEC Practice Section and the Private Companies Practice Section
          Member of the Florida Institute of Certified Public Accounts